UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 11, 2007

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

108 Wild Basin Road

Austin, Texas  78746

(Address of principal executive offices and zip code)

(512) 437-2700

(Registrant’s telephone

number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01               Entry into a Material Definitive Agreement.

Forgent Networks, Inc. (“Forgent”) has entered into an agreement to acquire iSarla, Inc., a Delaware corporation doing business as “iEmployee” (“iEmployee”).  Pursuant to the Agreement and Plan of Merger, dated as of September 11, 2007 (the “Merger Agreement”), by and among Forgent, Cheetah Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Forgent (“Merger Sub”), iEmployee, and the Principal Stockholders of iEmployee party thereto, Merger Sub will merge with and into iEmployee (the “Merger”).  iEmployee, as the surviving entity, will become a wholly-owned subsidiary of Forgent.  iEmployee is a software company that provides on-demand human resources management software and services.

Pursuant to the terms of the Merger Agreement and subject to certain adjustments and elections, the consideration for the Merger is $10,700,000, at least $5,600,000 of which is payable in cash and up to $5,100,000 of which is payable in shares of Forgent common stock, par value $0.01 per share (the “Common Stock”) (as determined by calculating an average of the closing prices of the Common Stock for the period preceding the Merger).

The cash portion of the merger consideration shall be paid with Forgent’s cash on hand.  The stock portion of the merger consideration will be paid in shares of unregistered Common Stock.

Forgent will deposit 15% of the merger consideration to be held in escrow and distributed to the iEmployee stockholders within eighteen (18) months of the closing of the Merger, subject to certain adjustments, holdbacks and offsets.

In connection with the Merger, Forgent will enter into a Registration Rights Agreement with certain iEmployee stockholders, which provides certain registration rights to such stockholders in the event that Forgent subsequently registers certain securities.

The consummation of the Merger is subject to certain conditions, including, among other things, the approval of the Merger and related matters by iEmployee’s stockholders.  The Merger is anticipated to close in Forgent’s current fiscal quarter ending October 31, 2007.

Pursuant to Instruction B.4 to Form 8-K and applicable regulations and releases, a copy of the Agreement reported under Item 1.01 will be filed as an exhibit not later than  the Quarterly Report on Form 10-Q for Forgent’s current fiscal quarter ending October 31, 2007.  All summaries and descriptions of documents set forth above are qualified in their entirety by the documents themselves, filed as an exhibit or exhibits to a later report.

Item 8.01               Other Events

On September 13, 2007, the Company issued a press release announcing the execution of the Merger Agreement and the re-branding of Forgent to the name Asure Software.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(a)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: September 17, 2007	By:	/s/ Jay C. Peterson
Jay C. Peterson
Chief Financial Officer